UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2024

TCW Direct Lending VII LLC

(Exact Name of Registrant as Specified in its Charter)

814-01246	Delaware	82-2252672
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

200 Clarendon Street, 51st Floor
Boston, Massachusetts
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (617) 936-2275

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On December 11, 2024, TCW Direct Lending VII LLC (the “Company”) completed its solicitation of consents to approve a proposal to increase the maximum aggregate of permissible follow-on investments (the “Consent Solicitation”). Pursuant to the Consent Solicitation, the following matters were submitted to the vote of the members, with the results of voting on each such matter set forth below.

1.	The Company’s members approved (by affirmative vote of 77.02% of outstanding Common Units) a proposal to amend and restate Section 6.14(b) of the Company’s Fourth Amended and Restated Limited Liability Company Agreement permitting follow-on investments as follows:

(b)	Follow-on investments in existing Portfolio Companies up to an aggregate amount not to exceed an amount equal to 10% of the aggregate cumulative amounts invested or committed for investment by the Company during the Commitment Period.

The voting results were as follows:

Votes For	Votes Against	Votes Abstaining
10,577,850	5,000	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2024	TCW DIRECT LENDING VII LLC

	By:	/s/ Andrew Kim
		Name:	Andrew Kim
		Title:	Chief Financial Officer

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